Exhibit 10.6.2

FIRST AMENDMENT TO THE
VVARDIS HOLDING AG
2024 EQUITY INCENTIVE PLAN

This First Amendment to the vVardis Holding AG 2024 Equity Incentive Plan (this “Amendment”) is made as of the 19 day of November 2025.

Background

WHEREAS, vVardis Holding AG (the “Company”) sponsors the vVardis Holding AG 2024 Equity Incentive Plan (the “Plan”), originally effective March 28, 2024; and

WHEREAS, the Company desires to amend the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 11.2 of the Plan is deleted in its entirety;

2.	Section 13.1 of the Plan is hereby amended to add the following language to the end thereof:

“Except as set forth in any Award Agreement, any unvested Awards shall fully vest upon the closing date of an Acquisition; provided, that the Participant has not undergone a Termination prior to such date.”

3.	Under Section 15 of the Plan, the definition for the defined term “Acquisition” shall be revised to remove “for purposes of Section 12,” in the first clause.

4.	Under Section 15 of the Plan, the defined term “Good Leaver Purchase Option” is deleted in its entirety.

5.	Except as amended hereby, the Plan shall continue in full force and effect subject to the terms and conditions thereof.

TO RECORD the adoption of this Amendment, the Company has caused its authorized officer to sign this document as of the 19 day of November, 2025.

vVARDIS HOLDING AG		vVARDIS HOLDING AG

By:	/s/Dr. Haleh Abivardi Brönner	By:	/s/ Dr. Haleh Abivardi Brönner
Name:	Dr. Haleh Abivardi Brönner	Name:	Dr. Haleh Abivardi Brönner
Title:	Chairman of the Board of Directors	Title:	Vice-Chairman of the Board of Directors